EX-28.d.4.r.1

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE MUTUAL FUNDS,

NATIONWIDE FUND ADVISORS

AND NEWTON INVESTMENT MANAGEMENT NORTH AMERICA, LLC

Effective August 31, 2021

As Amended October 1, 2024*

Funds of the Trust	Subadvisory Fees
Nationwide BNY Mellon Dynamic U.S. Core Fund	0.23% on Aggregate Subadviser Assets† of up to $500 million;

0.19% on Aggregate Subadviser Assets† of $500 million and more but less than $1 billion;
0.165% on Aggregate Subadviser Assets† of $1 billion and more but less than $5 billion; and
0.15% on Aggregate Subadviser Assets† of $5 billion and more.

Nationwide BNY Mellon Dynamic U.S. Equity Income Fund (formerly, Nationwide BNY Mellon Disciplined Value Fund)	0.23% on Aggregate Subadviser Assets†† of up to $500 million;
0.19% on Aggregate Subadviser Assets†† of $500 million and more but less than $1 billion;
0.165% on Aggregate Subadviser Assets†† of $1 billion and more but less than $5 billion; and
0.15% on Aggregate Subadviser Assets†† of $5 billion and more.

*As approved at the Board of Trustees Meeting held on September 10-11, 2024.

† The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the Nationwide BNY Mellon Dynamic U.S. Core Fund together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Variable Insurance Trust, Nationwide Fund Advisors and Newton Investment Management North America, LLC, dated August 31, 2021) of the NVIT BNY Mellon Dynamic U.S. Core Fund, a series of Nationwide Variable Insurance Trust.

†† The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the Nationwide BNY Mellon Dynamic U.S. Equity Income Fund together with the Subadviser Assets (as defined in a Subadvisory Agreement among Nationwide Variable Insurance Trust, Nationwide Fund Advisors and Newton Investment Management North America, LLC, dated August 31, 2021) of the NVIT BNY Mellon Dynamic U.S. Equity Income Fund, a series of Nationwide Variable Insurance Trust.

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EX-28.d.4.r.1

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE MUTUAL FUNDS

By: /s/ Christopher Graham
Name: Christopher Graham
Title: SVP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By: /s/ Christopher Graham
Name: Christopher Graham
Title: SVP, Chief Investment Officer

SUBADVISER
NEWTON INVESTMENT MANAGEMENT NORTH AMERICA, LLC

By: /s/ Michael Germano
Name: Michael Germano
Title: CEO